UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2017

DIGIMARC CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	001-34108	26-2828185
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9405 SW Gemini Drive, Beaverton Oregon 97008

(Address of principal executive offices) (Zip Code)

(503) 469-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On June 23, 2017, Digimarc Corporation (the “Company”) entered into a purchase agreement with an investor (the “Purchase Agreement”) providing for the issuance and sale by the Company of 500,000 common shares (the “Shares”) in a registered direct offering (the “Offering”). The Shares were offered at a price of $35.55 per Share, and the gross proceeds to the Company from the Offering are expected to be approximately $17.8 million. The closing of the Offering is expected to occur on or about June 28, 2017, subject to the satisfaction of customary closing conditions.

The Company is offering the shares pursuant to a prospectus supplement dated June 26, 2017, and a prospectus dated June 9, 2017, which is part of a registration statement on Form S-3 (Registration No. 333-218300) that was declared effective by the Securities and Exchange Commission on June 9, 2017. A copy of the opinion of Perkins Coie LLP relating to the legality of the issuance and sale of the Shares in the Offering is attached as Exhibit 5.1 hereto.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a form of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01 Other Events

On June 26, 2017, the Company issued a press release announcing the Offering. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any shares under the Offering, nor shall there be any sale of such shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may involve risk and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s Securities and Exchange Commission filings, including in its annual filing on Form 10-K filed with the SEC on February 23, 2017 and the final prospectus supplement to be filed with the SEC.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Perkins Coie LLP

10.1	Form of Common Stock Purchase Agreement, dated June 23, 2017, between Digimarc Corporation and a certain investor

23.1	Consent of Perkins Coie LLP (included in Exhibit 5.1)

99.1	Press Release issued by Digimarc Corporation, dated June 26, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2017

By:	/s/ Robert P. Chamness
Robert P. Chamness
Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Perkins Coie LLP

10.1	Form of Common Stock Purchase Agreement, dated June 23, 2017, between Digimarc Corporation and a certain investor

23.1	Consent of Perkins Coie LLP (included in Exhibit 5.1)

99.1	Press Release issued by Digimarc Corporation, dated June 26, 2017